UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55107	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246

(Address of Principal Executive Office) (Zip Code)

(303) 333-4224

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On March 4, 2015, Mr. Michael Mathews, the Chairman of the Board and Chief Executive Officer of Aspen Group, Inc., extended the due dates of his three outstanding notes to July 31, 2016.  Prior to the amendments, the outstanding notes had expiration dates of January 31, 2016.  The securities were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) promulgated thereunder.

Item 3.02

Unregistered Sales of Equity Securities

The disclosure included under Item 1.01 above is incorporated by reference herein.

Item 7.01

Regulation FD Disclosure

On March 10, 2015, Mr. Mathews will present at the 27th Annual Roth Conference in Dana Point, California. Mr. Mathews’ presentation will include an overview of the Company's debtless education business model. A copy of the presentation is furnished as Exhibit 99.1 to this report.

The information in Item 7.01 of this report, including the information in the presentation attached as Exhibit 99.1 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the presentation attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit
99. 1	Presentation dated March 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: March 10, 2015	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer